Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
Dated as of December 12, 2006
By and Among
REGENCY ENERGY PARTNERS LP,
REGENCY ENERGY FINANCE CORP.,
the GUARANTORS named herein
and
UBS SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.,
J.P. MORGAN SECURITIES INC.,
LEHMAN BROTHERS INC.
and
WACHOVIA CAPITAL MARKETS, LLC
as Initial Purchasers
8 3/8% Senior Notes due 2013

 -i-

REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is dated as of December 12, 2006, by and among REGENCY ENERGY PARTNERS LP, a Delaware limited partnership (the “Company”), REGENCY ENERGY FINANCE CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), and each of the Guarantors (as defined herein) (the Issuers and the Guarantors are referred to collectively herein as the “Regency Parties”), on the one hand, and UBS SECURITIES LLC (the “Representative”) and CITIGROUP GLOBAL MARKETS INC, J.P. MORGAN SECURITIES INC., LEHMAN BROTHERS INC. AND WACHOVIA CAPITAL MARKETS, LLC (together with the Representative, the “Initial Purchasers”), on the other hand.
          This Agreement is entered into in connection with the Purchase Agreement, dated as of December 7, 2006, by and among the Regency Parties and the Initial Purchasers (the “Purchase Agreement”), relating to the offering of $550,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2013 of the Company (including the guarantees thereof by the Guarantors, the “Notes”). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.
          The parties hereby agree as follows:
     Section 1. Definitions
          As used in this Agreement, the following terms shall have the following meanings:
          “action” shall have the meaning set forth in Section 7(c) hereof.
          “Additional Interest” shall have the meaning set forth in Section 4(a) hereof.
          “Advice” shall have the meaning set forth in Section 5 hereof.
          “Additional Interest Payment Date” shall have the meaning set forth in Section 4(b) hereof.
          “Agreement” shall have the meaning set forth in the first introductory paragraph hereto.
          “Applicable Period” shall have the meaning set forth in Section 2(b) hereof.
          “Board of Directors” shall have the meaning set forth in Section 5 hereof.
          “Business Day” shall mean a day that is not a Legal Holiday.
          “Company” shall have the meaning set forth in the introductory paragraph hereto and shall also include the Company’s permitted successors and assigns.
          “Commission” shall mean the Securities and Exchange Commission.

          “day” shall mean a calendar day.
          “Delay Period” shall have the meaning set forth in Section 5 hereof.
          “Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchange Notes” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer” shall have the meaning set forth in Section 2(a) hereof.
          “Exchange Offer Registration Statement” shall have the meaning set forth in Section 2(a) hereof.
          “Guarantors” means each subsidiary of the Company listed on the signature page to this Agreement and each Person who executes and delivers a counterpart of this Agreement after the date hereof pursuant to Section 10(e) hereof.
          “Holder” shall mean any holder of a Registrable Note or Registrable Notes.
          “Indenture” shall mean the Indenture, dated as of December 12, 2006, by and among the Regency Parties and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.
          “Initial Purchasers” shall have the meaning set forth in the first introductory paragraph hereof.
          “Inspectors” shall have the meaning set forth in Section 5(n) hereof.
          “Issue Date” shall mean December 12, 2006, the date of original issuance of the Notes.
          “Issuers” shall have the meaning set forth in the first introductory paragraph hereto.
          “Legal Holiday” shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.
          “Losses” shall have the meaning set forth in Section 7(a) hereof.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “Notes” shall have the meaning set forth in the second introductory paragraph hereto.
          “Participant” shall have the meaning set forth in Section 7(a) hereof.

          “Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
          “Person” shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.
          “Private Exchange” shall have the meaning set forth in Section 2(b) hereof.
          “Private Exchange Notes” shall have the meaning set forth in Section 2(b) hereof.
          “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
          “Purchase Agreement” shall have the meaning set forth in the second introductory paragraph hereof.
          “Records” shall have the meaning set forth in Section 5(n) hereof.
          “Regency Parties” shall have the meaning set forth in the first introductory paragraph hereof.
          “Registrable Notes” shall mean each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k).
          “Registration Default” shall have the meaning set forth in Section 4(a) hereof.
          “Registration Statement” shall mean any appropriate registration statement of the Regency Parties covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
          “Representative” shall have the meaning set forth in the introductory paragraph hereto.
          “Requesting Participating Broker-Dealer” shall have the meaning set forth in Section 2(b) hereof.
          “Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.
          “Rule 144A” shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.
          “Rule 415” shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Shelf Filing Event” shall have the meaning set forth in Section 2(c) hereof.
          “Shelf Registration” shall have the meaning set forth in Section 3(a) hereof.
          “TIA” shall mean the Trust Indenture Act of 1939, as amended.
          “Trustee” shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.
          “underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Regency Parties are sold to an underwriter for reoffering to the public.
     Section 2. Exchange Offer
          (a) Unless the Exchange Offer would violate applicable law or interpretation of the staff of the Commission, the Regency Parties shall (i) file a Registration Statement (the “Exchange Offer Registration Statement”) with the Commission on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (including the guarantees with respect thereto, the “Exchange Notes”) that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain restrictive legends, terms with respect to transfer restrictions or Additional Interest upon a

Registration Default), within 150 days after the Issue Date (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 310 days after the Issue Date and (iii) use their commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer.
          Each Holder that participates in the Exchange Offer will be required to represent to the Regency Parties in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate of the Company or any Guarantor as defined by Rule 405 of the Securities Act, or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.
          (b) The Regency Parties and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).
          The Regency Parties and the Initial Purchasers also acknowledge that the staff of the Commission has taken the position that, if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
          In light of the foregoing, if requested by a Participating Broker-Dealer (a “Requesting Participating Broker-Dealer”), the Regency Parties agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective for a period necessary to comply with applicable law in connection with such resales but in no event more than 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to any Delay Period in accordance with the penultimate paragraph of Section 5 hereof (such period, the “Applicable Period”), or such earlier date as each Requesting Participating Broker-Dealer shall have notified the Company in writing that such Requesting Participating Broker-Dealer has resold all Exchange Notes acquired by it in the Exchange Offer (and each such Requesting Participating Broker Dealer shall so notify the Company when it has resold all Exchange Notes ac-

quired by it in the Exchange Offer). The Regency Parties shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.
          If, prior to consummation of the Exchange Offer, any Initial Purchaser or any other Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or if any Holder is not entitled to participate in the Exchange Offer, the Regency Parties upon the request of the Initial Purchasers or any such Holder, as the case may be, shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers or any such Holder, as the case may be, in exchange (the “Private Exchange”) for such Notes held by such Initial Purchaser or any such Holder a like principal amount of notes (the “Private Exchange Notes”) of the Regency Parties that are identical in all material respects to the Exchange Notes except that the Private Exchange Notes may be subject to restrictions on transfer and bear a legend to such effect. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes (if permitted by the CUSIP Service Bureau).
          Upon consummation of the Exchange Offer in accordance with this Section 2, the Regency Parties shall have no further registration obligations other than the Regency Parties’ continuing registration obligations with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which clause (c)(iv) of this Section 2 applies.
          In connection with the Exchange Offer, the Regency Parties shall:
     (1) mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (2) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and
     (3) otherwise comply in all material respects with all applicable laws, rules and regulations.
          As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Regency Parties shall:
     (1) accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer and the Private Exchange, if any; and
     (2) cause the Trustee to authenticate and deliver promptly to each such Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Regency Parties to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Regency Parties and (iii) all governmental approvals that the Company deems necessary for the consummation of the Exchange Offer or Private Exchange shall have been obtained.
          The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and that, in either case, has been qualified under the TIA and shall provide that (a) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and (b) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.
          (c) If (i) the Regency Parties are not required to file the Exchange Offer Registration Statement, (ii) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Regency Parties to effect the Exchange Offer, (iii) for any reason the Exchange Offer is not consummated within 30 Business Days of the date on which the Exchange Offer Registration Statement was declared effective by the SEC, or any longer period required by Federal securities laws or (iv) any Holder notifies the Company prior to the 20th day following consummation of the Exchange Offer that (x) it is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer, (y) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (z) it is a broker-dealer and owns Notes acquired directly from the Regency Parties or an affiliate of the Regency Parties (each such event referred to in clauses (i) through (v) of this sentence, a “Shelf Filing Event”), then the Regency Parties shall file a Shelf Registration pursuant to Section 3 hereof.
     Section 3. Shelf Registration
          If at any time a Shelf Filing Event shall occur, then:
          (a) Shelf Registration. On or prior to 60 days after such Shelf Filing Event arises (or, if later, within 150 days of the Issue Date), the Regency Parties shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the “Shelf Registration”). The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limita-

tion, one or more underwritten offerings). The Regency Parties shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.
          (b) The Regency Parties shall use all their commercially reasonable efforts (x) to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the 120th day after the occurrence of the applicable Shelf Filing Event and (y) to keep the Shelf Registration continuously effective under the Securities Act for the period ending on the date which is two years from the Issue Date, subject to extension pursuant to the penultimate paragraph of Section 5 hereof (the “Effectiveness Period”), or such shorter period ending when all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration; provided, however, that (i) the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and (ii) the Company may suspend the effectiveness of the Shelf Registration by written notice to the Holders solely (A) as a result of the filing of a post-effective amendment to the Shelf Registration to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (B) to the extent and for so long as permitted by the penultimate paragraph of Section 5.
          (c) Supplements and Amendments. The Regency Parties agree to supplement or make amendments to the Shelf Registration as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.
     Section 4. Additional Interest
          (a) The Regency Parties and the Initial Purchasers agree that the Holders will suffer damages if the Regency Parties fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Regency Parties agree that if:
               (i) the Regency Parties fail to file any of the Registration Statements required by this Agreement on or before the date specified for such filing;
               (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified herein for such effectiveness;
               (iii) the Regency Parties fail to consummate the Exchange Offer within 30 Business Days, or longer, if required by Federal securities laws, of the date the Exchange Offer Registration Statement is declared effective under the Securities Act; or
               (iv) the Shelf Registration is declared effective within the time period specified in Section 3(b)(x) but thereafter ceases to be effective or usable in connection with resales of Registrable Securities (unless the Shelf Registration ceases to be effective or usable in connection with the resales of Registrable Securities as specifically permitted by the penultimate paragraph of Section 5 hereof);
(each such event referred to in clauses (i), (ii), (iii) and (iv) a “Registration Default”), liquidated damages in the form of additional cash interest (“Additional Interest”) will accrue on the affected Registrable Notes. Such liquidated damages and Additional Interest shall be the only monetary remedy available to Holders under this Agreement. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of Additional Interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which such Registrable Note ceases to be a Registrable Note or otherwise become freely transferable by Holders other than affiliates of the Regency Parties without further registration under the Securities Act. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default and shall increase in the manner and be subject to the maximum Additional Interest rate contained in the preceding sentence.
          Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Registrable Notes that is not entitled to the benefits of the Shelf Registration (e.g., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration.
          (b) So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clauses (a)(i) or (a)(ii) of this Section 4 will be payable in cash semi-annually on each June 15 and December 15 (each a “Additional Interest Payment Date”) in the same manner as regular interest is payable on the Notes, commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Notes that are Registrable Notes. The amount of Additional Interest for each Registrable Note will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of such Registrable Note outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     Section 5. Registration Procedures
          In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Regency Parties shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Regency Parties hereunder, the Regency Parties shall:
          (a) Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use their commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such Broker-Dealer will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Regency Parties shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel (if requested by any such Person) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Regency Parties shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.
          (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended or supplemented.
          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such Broker-Dealer will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel (if such counsel is known to the Regency Parties) and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Regency Parties, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Regency Parties contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Regency Parties of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to any Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.
          (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use their commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment.

          (e) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determines is reasonably required to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Regency Parties shall not be required to take any action hereunder that would, in the written opinion of counsel to the Regency Parties, violate applicable laws.
          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, their counsel (if requested by any such Person) and each managing underwriter, if any, at the sole expense of the Regency Parties, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.
          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel (if requested) and the underwriters, if any, at the sole expense of the Regency Parties, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Regency Parties hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.
          (h) Prior to any public offering of Registrable Notes by the Holders or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Regency Parties agree to cause the Issuers’ counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least two Business Days prior to any sale of such Registrable Notes.
          (j) Use their commercially reasonable efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Regency Parties will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.
          (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Regency Parties, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (l) Prior to the effective date of the first Shelf Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.
          (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, whether or not such offering is an underwritten offering, (i) make such representations and warranties to the underwriter or underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), and covenants with, the underwriters with respect to the business of the Regency Parties and their subsidiaries (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) use their commercially reasonable efforts to obtain the written opinions of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their commercially reasonable efforts to obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters (and to any Holder that has advised the Company that such Holder may have a “due diligence” defense under Section 11 of the Securities Act), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the manag-

ing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Regency Parties shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof with respect to information relating to such underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.
          (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public other than as a result of a violation of this Section 5(n); provided, however, that (i) each Inspector shall agree to use commercially reasonable efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Regency Parties to obtain a protective order (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.
          (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Shelf Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.
          (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Company’s securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.
          (q) Upon the request of a Holder, upon consummation of the Exchange Offer or a Private Exchange, use their commercially reasonable efforts to obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Regency Parties, enforceable against the Regency Parties in accordance with their respective terms, subject to customary exceptions and qualifications.
          (r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.
          (s) Cooperate with each seller of Registrable Notes covered by any Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.
          (t) Use their commercially reasonable efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

          The Company may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Regency Parties shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading.
          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company or the Guarantors, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or the Guarantors, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
          Each Holder of Registrable Notes and each Participating Broker-Dealer agree by acquisition of such Registrable Notes or Exchange Notes that, upon the Company providing notice to such Holder or Participating Broker-Dealer, as the case may be, (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of Regency GP LLC (the “Board of Directors”) has resolved that the Company has a bona fide business purpose for doing so, then, upon providing such notice (which shall refer to the penultimate paragraph of this Section 5), the Regency Parties may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date that is the earlier of (A) the date on which such business purpose ceases to interfere with the Regency Parties’ obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There shall not be more than 60 days of Delay Periods during any 12-month period. The maximum length of the Applicable Period set forth in Section 2(b) shall be extended by a number of days equal to the number of days during any Delay Period. Except as provided in Section 4(a)(iv), any Delay Period will not alter the obligations of the Regency Parties to pay Additional Interest under the circumstances set forth in Section 4 hereof.

          Each Holder or Participating Broker-Dealer, by its acceptance of any Registrable Note, agrees that during any Delay Period, each Holder or Participating Broker-Dealer will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.
     Section 6. Registration Expenses
          All fees and expenses incident to the performance of or compliance with this Agreement by the Regency Parties (other than any underwriting discounts or commissions) shall be borne by the Regency Parties, whether or not the Exchange Offer Registration Statement or the Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and the reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof) selected by the Holders of a majority in aggregate principal amount of Notes, Exchange Notes and Private Exchange Notes being registered and reasonably satisfactory to the Regency Parties, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Regency Parties desire such insurance, (vii) fees and expenses of all other Persons retained by any of the Regency Parties, (viii) internal expenses of the Regency Parties (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) any required fees and expenses incurred in connection with any filing required to be made with the NASD and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

     Section 7. Indemnification
          (a) The Regency Parties, jointly and severally, agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, partners, members, employees, officers, managers and directors of any such controlling Person (each, a “Participant”) from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, provided that (i) the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein, and (ii) the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Registrable Notes if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to any liability that the Regency Parties may otherwise have, including, but not limited to, liability under this Agreement.
          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their respective agents, partners, members, employees, officers and members of the board of directors from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein.
          (c) Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably acceptable to the Company and any such separate firm for the Regency Parties, their affiliates, officers, directors, representatives, employees and agents and such control Person of such Regency Parties shall be designated in writing by such Regency Parties and shall be reasonably acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 7, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after re-

ceipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the indemnifying party for any Losses referred to therein, or is insufficient to hold harmless a party indemnified under this Section 7 for any Losses referred to therein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Initial Purchasers or the resale of the Registrable Notes by such Participant, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Regency Parties, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Notes to the Initial Purchasers (net of discounts and commissions but before deducting expenses) received by the Regency Parties are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Regency Parties or such Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.
     Section 8. Rules 144 and 144A
          The Regency Parties covenant that for so long as any Registrable Notes remain outstanding they will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.
     Section 9. Underwritten Registrations
          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.
          No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
          The Holders shall be entitled to no more than two underwritten offerings pursuant to this Agreement.
     Section 10. Miscellaneous
          (a) No Inconsistent Agreements. The Regency Parties have not entered, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Regency Parties’ other issued and outstanding securities under any such agreements. The Regency Parties have not entered and will not enter into any agreement with respect to any of their securities that will grant to any Person piggy-back registration rights with respect to any Registration Statement.

          (b) Adjustments Affecting Registrable Notes. The Regency Parties shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.
          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be, given except pursuant to a written agreement duly signed and delivered by (I) the Company (on behalf of all Regency Parties) and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Regency Parties and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, waiver or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.
          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing in the English language by hand-delivery, registered first-class mail, next-day air courier or telecopier:
          (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.
          (ii) if to any Issuer, to it
c/o Regency Energy Partners LP
1700 Pacific, Suite 2900
Dallas, TX 75201
Fax: (214) 239-0055
Attention: Chief Financial Officer
          with a copy to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500

Houston, TX 77002
Fax: (713) 615-5859
Attention: Dan A. Fleckman, Esq.
          (iii) if to the Initial Purchasers, at the address as follows:
UBS Securities LLC
677 Washington Blvd.
Stamford, Connecticut 06901
Fax number: (203) 719-1075
Attention: High Yield Syndicate Department
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.
          (e) Guarantors. So long as any Registrable Notes remain outstanding, the Issuers shall cause each Person that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor. Each of the Guarantors agrees to join the Issuers in all of their undertakings hereunder to effect the Exchange Offer for the Exchange Notes and the filing of any Shelf Registration required hereunder.
          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN

THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
          (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          (k) Securities Held by the Regency Parties or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Regency Parties or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
          (l) Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.
          (m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Regency Parties on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its General Partner
By:	Regency GP LLC, its General Partner

By:	/s/ Stephen L. Arata

Stephen L. Arata
Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Stephen L. Arata

Stephen L. Arata
Vice President

REGENCY GAS SERVICES LP
By:	Regency OLP GP, LLC, its General Partner

By:	/s/ Stephen L. Arata

Stephen L. Arata
Vice President

REGENCY WAHA LP, LLC
REGENCY NGL GP, LLC
REGENCY GAS MARKETING GP, LLC
REGENCY WAHA GP, LLC
REGENCY INTRASTATE GAS LLC
REGENCY MIDCON GAS LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY GAS GATHERING AND PROCESSING LLC
GULF STATES TRANSMISSION CORPORATION
REGENCY NGL MARKETING LP
	By:	Regency NGL GP, LLC,
its General Partner
REGENCY GAS MARKETING LP
	By:	Regency Gas Marketing GP, LLC,
its General Partner
REGENCY GAS SERVICES WAHA, LP
	By:	Regency Waha GP, LLC,
its General Partner
By:	/s/ Stephen L. Arata

Stephen L. Arata
Vice President

REGENCY TS GP LLC
REGENCY FIELD SERVICES LP
	By:	Regency TS GP LLC, its General Partner
REGENCY GUARANTOR GP LLC
REGENCY GUARANTOR LP
	By:	Regency Guarantor GP LLC, its General Partner
REGENCY OPERATING GP LLC
REGENCY EASTEX NEWLINE LP
	By:	Regency Operating GP LLC, its General Partner
REGENCY OPERATING LP
	By:	Regency Operating GP LLC, its General Partner
REGENCY EASTEX PROTREAT I LP
	By:	Regency Operating GP LLC, its General Partner
REGENCY EASTEX PROTREAT II LP
	By:	Regency Operating GP LLC, its General Partner
REGENCY GU GP LLC
REGENCY GAS UTILITY LP
	By:	Regency GU GP LLC, its General Partner
REGENCY FS GP LLC
REGENCY FS LP
	By:	Regency FS GP LLC, its General Partner
REGENCY TS ACQUISITION GP LLC
REGENCY TS ACQUISITION LP
	By:	Regency TS Acquisition GP LLC, its General Partner
REGENCY FN GP LLC
REGENCY FRIO NEWLINE LP
	By:	REGENCY FN GP LLC, its General Partner
REGENCY TGG LLC

By:	/s/ Stephen L. Arata

Stephen L. Arata
Vice President

UBS SECURITIES LLC,
CITIGROUP CAPITAL MARKETS INC.,
J.P. MORGAN SECURITIES INC.,
LEHMAN BROTHERS INC.
WACHOVIA CAPITAL MARKETS LLC

By:	UBS SECURITIES LLC, as Representative of the Initial Purchasers

By:	/s/ Christopher Abbate

	Name:	Christopher Abbate
	Title:	Executive Director

By:	/s/ Michael Leder

	Name:	Michael Leder
	Title:	Managing Director